Exhibit 10.4

FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT is entered into and effective as of __________, 20__ (the “Grant Date”), by and between Northern Technologies International Corporation (the “Company”) and ______________ (the “Participant”).

A.       The Company has adopted the Northern Technologies International Corporation 2024 Stock Incentive Plan (as amended from time to time, the “Plan”) authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the “Committee”), to grant restricted stock units to Eligible Recipients (as defined in the Plan).

B.       The Participant is an Eligible Recipient (as defined in the Plan).

C.       The Company desires to give the Participant an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Participant restricted stock units pursuant to the Plan.

Accordingly, the parties agree as follows:

1.     Grant of Restricted Stock Units.

Effective as of the Grant Date, the Company hereby grants to the Participant __________ restricted stock units (“RSUs”), each of which, once vested pursuant to this Agreement, will be settled in one (1) share of the Company’s common stock, par value $0.02 per share (the “Common Stock”), according to the terms and subject to the conditions hereinafter set forth and as set forth in the Plan.

2.     Vesting and Conditions to Issuance of Common Stock; Forfeiture.

2.1               Vesting Conditions. Except as otherwise provided in Sections 2.2 and 2.3 below, the RSUs will vest and such vested RSUs will be converted into shares of Common Stock immediately thereafter [immediately/in _____ installments]. [The following table sets forth the vesting dates and the number of RSUs that will become fully vested on such dates:

Vesting Date	RSUs Vesting on Such Date
__________________	_______
__________________	_______
__________________	_______
__________________	_______]

2.2               Effect of Termination of Employment or Other Service. The following provisions shall apply upon termination of the Participant’s employment or other service with the Company and all Subsidiaries, unless otherwise expressly provided by the terms of an Individual Agreement (as defined in the Plan) or determined by the Committee pursuant to Section 12.3 of the Plan.

        (a)              Termination Due to Death, Disability or Retirement. In the event the Participant’s employment or service relationship with the Company and all Subsidiaries is terminated by reason of death, Disability (as defined in the Plan) or Retirement (as defined in the Plan), all outstanding but non-vested RSUs then held by the Participant will be terminated and forfeited.

         (b)                Termination for Reasons Other Than Death, Disability or Retirement. In the event that the Participant’s employment or service relationship with the Company and all Subsidiaries is terminated for any reason other than death, Disability or Retirement, or the Participant is in the employ of or perform services to a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ of or performs services to the Company or another Subsidiary), all outstanding but non-vested RSUs then held by the Participant will be terminated and forfeited.

        (c)                Effect of Actions Constituting Cause or Adverse Action. Notwithstanding anything in this Agreement to the contrary and in addition to the rights of the Committee under Sections 12.3, 12.5 and 12.6 of the Plan, in the event that the Participant is determined by the Committee, acting in its sole discretion, to have taken any action that would constitute Cause (as defined in the Plan) or an Adverse Action (as defined in the Plan) during or within one (1) year after the termination of employment or other service with the Company or a Subsidiary, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary and irrespective of whether or not the Participant was terminated as a result of such Cause or Adverse Action, (a) all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant, including without limitation the RSUs and this Agreement, will terminate and be forfeited without notice of any kind, and (b) the Committee in its sole discretion will have the authority to rescind the exercise, vesting or issuance of, or payment in respect of, any Incentive Awards of the Participant that were exercised, vested or issued, or as to which such payment was made, including without limitation the RSUs, and to require the Participant to pay to the Company, within ten (10) days of receipt from the Company of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, issuance or payment (including any dividends paid or other distributions made with respect to any shares of Common Stock subject to any Incentive Award). The Company will be entitled to withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligations. This Section 2.2(c) shall not apply following a Change in Control.

2.3               Change in Control.

     (a)                Impact of Change in Control. If a Change in Control (as defined in the Plan) of the Company occurs, the RSUs will immediately vest in full, regardless of whether the Participant remains in the employ or service of the Company or any Subsidiary. In addition, if a Change in Control of the Company occurs, the Committee, in its sole discretion and without the consent of the Participant, may determine that the Participant will receive, with respect to some or all of the RSUs, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value (as defined in the Plan) of such RSUs immediately prior to the effective date of such Change in Control of the Company over the consideration to be received by the Participant in connection with such Change in Control.

     (b)                Limitation on Change in Control Payments. Notwithstanding anything in this Section 2.3 to the contrary, if, with respect to the Participant, the acceleration of the vesting of the RSUs or the payment of cash in exchange for all or part of the RSUs as provided above (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”)), together with any other “payments” that the Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to the Participant as set forth herein will be reduced (or acceleration of vesting eliminated) to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that such reduction will be made only if the aggregate amount of the payments after such reduction exceeds the difference between (A) the amount of such payments absent such reduction minus (B) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments; and provided, further, that such payments will be reduced (or acceleration of vesting eliminated) by first reducing or eliminating payments or benefits the full value of which are required to be recognized as contingent upon a Change in Control (determined in accordance with Treasury Regulation § 1.280G-1, Q/A-24), followed by reducing or eliminating payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from such date. Notwithstanding the foregoing sentence, if the Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code, then this Section 2.3(b) will not apply, and any “payments” to the Participant as provided herein will be treated as “payments” arising under such separate agreement; provided, however, such separate agreement may not modify the time or form of payment under any Incentive Award that constitutes deferred compensation subject to Section 409A of the Code if the modification would cause such Incentive Award to become subject to the adverse tax consequences specified in Section 409A of the Code.

3.     Settlement; Issuance of Common Stock.

3.1            Timing and Manner of Settlement. Vested RSUs will be converted to shares of Common Stock which the Company will issue and deliver to the Participant (either by delivering one or more certificates for such shares or by entering such shares in book entry form in the name of the Participant or depositing such shares for the Participant’s benefit with any broker with which the Participant has an account relationship or the Company has engaged to provide such services under the Plan, as determined by the Company in its sole discretion) within seventy four (74) days following the vesting date, except to the extent that shares of Common Stock are withheld to pay tax withholding obligations pursuant to Section 5 of this Agreement or the Participant has properly elected to defer income that may be attributable to such RSUs under a Company deferred compensation plan or arrangement. Payment of amounts under this Agreement (by issuance of shares of Common Stock or otherwise) is intended to comply with the requirements of an exception to Section 409A of the Code and this Agreement shall in all respects be administered and construed to give effect to such intent. The Committee in its sole discretion may accelerate or delay the distribution of any payment under this Agreement to the extent allowed under Section 409A of the Code.

3.2               Dividend Equivalents. The RSUs are being granted without Dividend Equivalents, as defined in the Plan.

4.     Rights of Participant; Transferability.

4.1               Employment or Service. Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of the Participant at any time, nor confer upon the Participant any right to continue in the employment or other service with the Company or any Subsidiary at any particular position or rate of pay or for any particular period of time.

4.2               Rights as a Shareholder. The Participant will have no rights as a shareholder unless and until all conditions to the effective settlement of the RSU (including, without limitation, the conditions set forth in Sections 2, 3 and 5 of this Agreement) have been satisfied and the Participant has become the holder of record of such shares. No adjustment will be made for dividends or distributions with respect to the RSUs as to which there is a record date preceding the date the Participant becomes the holder of record of the underlying shares, except as may otherwise be provided in the Plan or determined by the Committee in its sole discretion.

4.3               Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of the Participant in the RSUs prior to vesting or issuance may be assigned or transferred, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

5.     Withholding Taxes.

The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts the Company reasonably determines are necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to the RSUs, including, without limitation, the vesting or settlement of, the RSUs; (b) withhold cash paid or payable or shares of Common Stock from the shares issued or otherwise issuable to the Participant in connection with the RSUs; or (c) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to the RSUs. Shares of Common Stock issued or otherwise issuable to the Participant in connection with the RSUs that gives rise to the tax withholding obligation that are withheld for purposes of satisfying the Participant’s withholding or employment-related tax obligation will be valued at their Fair Market Value on the Tax Date. When withholding shares of Common Stock for taxes is effected under this Agreement, it will be withheld only up to an amount based on the maximum statutory tax rates in the Participant’s applicable tax jurisdictions or such other rate that will not trigger a negative accounting impact on the Company.

6.     Adjustments.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other similar change in the corporate structure or shares of Common Stock of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Participant, will make appropriate adjustment or substitutions (which determination will be conclusive) as to the number and kind of securities or other property (including cash) subject to the RSUs.

7.     Stock Subject to Plan.

The RSUs and shares of Common Stock granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Participant, by execution of this Agreement, acknowledges having received a copy of the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.

8.     Miscellaneous.

8.1               Binding Effect. This Agreement will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

8.2              Governing Law; Venue. This Agreement and all rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of the State of Minnesota, without regard to conflicts of laws provisions. Any legal proceeding related to this Agreement will be brought in an appropriate Minnesota court, and the parties to this Agreement consent to the exclusive jurisdiction of the court for this purpose.

8.3            Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and settlement of the RSUs and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and settlement of the RSUs and the administration of the Plan.

8.4               Amendment and Waiver. Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.

8.5               Construction. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the Applicable Law. If any provision of this Agreement is to any extent invalid under the Applicable Law, that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

8.6               Counterparts. For convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart to be deemed an original instrument, and all such counterparts together to constitute the same agreement.

8.7               Nature of the Grant. In accepting the RSUs and by execution of this Agreement, the Participant acknowledges that:

     (a)                The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan or this Agreement.

     (b)                The grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past.

     (c)                All decisions with respect to future RSU award grants, if any, will be at the sole discretion of the Company.

     (d)                Participant is voluntarily participating in the Plan.

    (e)              The grant of the RSUs is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company.

     (f)                 The future value of the underlying Common Stock is unknown and cannot be predicted with certainty and if Participant vests in the RSUs and is issued shares of Common Stock, the value of such shares may increase or decrease.

     (g)                In consideration of the grant of the RSUs, no claim or entitlement to compensation or damages shall arise from termination of the RSUs or diminution in value of the RSUs or shares acquired upon vesting of the RSUs resulting from termination of Participant’s employment or service by the Company or one of its Subsidiaries (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Company and its Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by acceptance of the RSUs and execution of this Agreement, Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

     (h)                The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition of shares of Common Stock upon vesting of the RSUs or any sale of such shares.

     (i)                 Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

[Remainder of page intentionally left blank]

The parties to this Agreement have executed this Agreement effective the day and year first above written.

NORTHERN TECHNOLOGIES
INTERNATIONAL CORPORATION

By

Its:

*By execution of this Agreement, the Participant acknowledges having received electronically a copy of the Plan, the Prospectus relating to the Plan and the Company’s most recent Annual Report on Form 10-K. The Participant hereby agrees to accept electronic delivery of copies of any future amendments or supplements to the Prospectus or any future Prospectuses relating the Plan and copies of all reports, proxy statements and other communications distributed to the Company’s security holders generally by email directed to the Participant’s Company email address.	PARTICIPANT* (Signature) (Name and Address)

7